UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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INTERWOVEN, INC.
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Filed by Interwoven, Inc. Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Interwoven, Inc.
Commission File No.: 000-27389
The following are letters sent on January 21, 2009 to Interwoven, Inc.’s partners from Joseph L. Cowan, Chief Executive Officer of Interwoven. These letters were sent via electronic mail.
Dear Interwoven Partner,
We have exciting news to share with you. Today, Interwoven entered into a definitive agreement to be acquired by Autonomy, the clear leader in enterprise search and the front runner in Meaning-Based Computing. The combined company will have more than 2,000 employees and 20,000 customers. Mutual customers include Bank of America, Bayer, Deutsche Bank, DLA Piper, Shell, Tesco, and White & Case. Following the close, Interwoven will become a wholly-owned subsidiary of Autonomy.
This acquisition brings together two quality, high performing software companies who share a vision to fundamentally change the way organizations discover, analyze and manage information. Interwoven’s Web Solutions optimize how customers interact with companies through their online presence. Autonomy’s technology will enable you, as a partner, to further automate and generate value for your customers from those interactions.
Let me share with you some information about Autonomy and the benefits this powerful combination brings you as a partner.
Who is Autonomy?
Autonomy is a publicly-listed company with a $3B market capitalization with dual headquarters in Cambridge, UK and San Francisco, California. Autonomy is known for its unique ability to understand the meaning of all types of information, including web pages, web chat, customer e-mails, audio, video, social networks, blogs and wikis.
Autonomy is a top performing global software company with a sterling reputation for growth and profitability. Additionally, Autonomy has a world-class reputation for innovation and expenditure in R&D. Autonomy is a very strong company committed to its customers and the future of Meaning-Based Computing.
All of Autonomy’s products are powered by IDOL, the Intelligent Data Operating Layer, an information infrastructure that global 2000 companies standardize on to search and process over 1,000 data types, while connecting to more than 400 different repositories. IDOL has over 500 functions that can be applied to web information and interactions including: implicit profiling, parametric search, automatic query guidance, alerting, and sentiment analysis.
How this acquisition will serve you
The combination of Interwoven and Autonomy will open up new doors and new opportunities for partners. Autonomy views partners as essential to their continued growth and the ability to serve the Web Solutions marketplace. As a pure-play software company, Autonomy focuses on software license revenue, not maximizing services revenues. Autonomy’s business model is to work with Interwoven’s partners — including strategic marketing advisors, interactive marketing firms as well as large systems integrators — to deliver value to customers. As a Interwoven partner, you will have access to training and technical expertise on Autonomy’s IDOL technology and a broad range of other products.
To give you an idea of some of how Interwoven’s Web Solutions will be enhanced by IDOL’s ability to understand meaning, here are a few examples:
•	When combined with IDOL, Interwoven LiveSite will be able to leverage implicit profiles of Website visitors to further automate the delivery of dynamic content

•	Through the combination of Interwoven Optimost and IDOL, Interwoven’s customers will be able to optimize multiple forms of customer touch-points including email, web chat sessions, and telephone conversations.

•	A broader set of information asset types will be supported by IDOL in Interwoven TeamSite’s high-performance repository, including rich multi-media.

•	Customer-generated information, created outside of the organization and available through social media, can be understood and managed in real-time with advanced capabilities including sentiment analysis.
Next Steps
We expect to close this transaction by Q2 2009. Interwoven and Autonomy will continue to operate as independent companies until the acquisition is closed. We will be providing much more information about this acquisition and the resources available to you upon the close of the acquisition. In the meantime, it’s business as usual. Your primary points of contact remain the same. If you have any questions, please feel free to contact your alliance manager.
We look forward to continuing to work with you and to introduce and educate you on the new opportunities the combined company offers our partners.
Sincerely yours,
Joe Cowan
Chief Executive Officer
Interwoven
Cautionary Statement Regarding Forward-Looking Statements
This letter includes forward-looking statements, based on current expectations, that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the letter. Such factors include, but are not limited to, the risk that the transaction is not consummated or is not consummated within the expected timeframe. For information regarding other related risks, see discussion of risks and other factors in Interwoven’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
Additional Information About the Proposed Transaction and Where You Can Find It
In connection with the proposed transaction, Interwoven intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF INTERWOVEN ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY INTERWOVEN

WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and the other relevant materials, when available, and any other documents filed by Interwoven with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Interwoven may obtain free copies of the documents filed with the SEC by contacting Interwoven Investor Relations at (408) 953-7284 or Interwoven, Inc., 160 E. Tasman Drive, San Jose, California 95134. You may also read and copy any reports, statements and other information filed by Interwoven with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Interwoven and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Interwoven stockholders in favor of the proposed transaction. Certain executive officers and directors of Interwoven have interests in the transaction that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of stock options and restricted stock units, benefits conferred under severance and change in control arrangements, and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.
Dear Interwoven’s Valued Partner
We have exciting news to share with you. Today, Interwoven entered into a definitive agreement to be acquired by Autonomy, a clear leader in enterprise search and end-to-end eDiscovery and the front runner of Meaning-Based Computing. The combined company will have more than 2,000 employees and 20,000 customers. Mutual customers include Bank of America, Bayer, Deutsche Bank, DLA Piper, Shell, Tesco, and White & Case. Following the close, Interwoven will become a wholly-owned subsidiary of Autonomy.
This acquisition brings together two quality, high performing software companies who share a vision to fundamentally change the way organizations discover, analyze and manage electronically stored information (ESI). Interwoven, the de facto standard in legal document management, provides a strong link between law firm operations and Autonomy’s legal and regulatory usage in corporations. This combination creates a continuous chain through the entire information management and litigation process, streamlining the processes that occur between the client and the law firm.
Let me share with you some information about Autonomy and the benefits this powerful combination brings you as a partner.
Who is Autonomy?
Autonomy is a publicly-listed company with a $3B market capitalization and dual headquarters in Cambridge, UK and San Francisco, California. Autonomy is known for its unique ability to understand the meaning of all types of human-friendly information, including e-mails, instant messages, electronic documents, audio and video. Autonomy offers end-to-end eDiscovery software and a hosted processing business, extending the capacity of Interwoven Discovery Mining. In fact, Autonomy has five secure data centers with more than 6,000 servers, managing over seven petabytes of data for litigation, investigations and regulatory compliance.
Autonomy is a top performing global software company with a sterling reputation for growth and profitability. Additionally, Autonomy has a world-class reputation for innovation and expenditure in R&D. Autonomy is a very strong company committed to its customers and the future of Meaning-Based Computing.
All of Autonomy’s products are powered by IDOL, the Intelligent Data Operating Layer, an information infrastructure that global 2000 companies standardize on to search and process over 1,000 data types, while connecting to more than 400 different repositories. eDiscovery applications that are powered by IDOL, include archiving, records management, compliance, early case assessment, legal hold notifications and collections, EDD processing, review and production.

How this acquisition will serve you
The combination of Interwoven and Autonomy will open up new doors and new opportunities for partners. Autonomy views partners as essential to its continued growth and the ability to serve the legal marketplace. As an Interwoven partner, you will now have access to a broader set of eDiscovery products and services to resell, including exciting, differentiated offerings such as Aungate Early Case Assessment and Aungate Legal Hold. You will be able to offer your customers a complete spectrum of products that cover all aspects of EDRM.
What’s next?
We expect to close this transaction by Q2 2009. Interwoven and Autonomy will continue to operate as independent companies until the acquisition is closed. We will be providing much more information about this acquisition and the resources available to you upon the close of the acquisition. In the meantime, it’s business as usual. Your primary points of contact remain the same. If you have any questions, please feel free to contact your alliance manager.
We look forward to continuing to work with you and to help you tap into the broader product portfolio the combined companies represent.
Sincerely yours,
Joe Cowan
Chief Executive Officer
Interwoven
Cautionary Statement Regarding Forward-Looking Statements
This letter includes forward-looking statements, based on current expectations, that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the letter. Such factors include, but are not limited to, the risk that the transaction is not consummated or is not consummated within the expected timeframe. For information regarding other related risks, see discussion of risks and other factors in Interwoven’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
Additional Information About the Proposed Transaction and Where You Can Find It
In connection with the proposed transaction, Interwoven intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF INTERWOVEN ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY INTERWOVEN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and the other relevant materials, when available, and any other documents filed by Interwoven with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Interwoven may obtain free copies of the documents filed with the SEC by contacting Interwoven Investor Relations at (408) 953-7284 or Interwoven, Inc., 160 E. Tasman Drive, San Jose, California 95134. You may also read and copy any reports, statements and other information filed by Interwoven with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Interwoven and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Interwoven stockholders in favor of the proposed transaction. Certain executive officers and directors of Interwoven have interests in the transaction that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of stock options and restricted stock units, benefits conferred under severance and change in control arrangements, and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.